Exhibit 99.1

NEWS RELEASE

October 23, 2018

AVANGRID Reports Third Quarter 2018 Earnings Results

•	3Q ’18 consolidated U.S. GAAP net income of $125 million, or $0.40 per share; consolidated non-U.S. GAAP adjusted net income of $139 million, or $0.45 per share

•	970 MW of wind projects currently under construction

•

Reaffirms 2018 consolidated earnings per share outlook of $2.16-$2.46 on a U.S. GAAP basis and $2.22-$2.50 on a non-U.S. GAAP adjusted basis; guiding to the lower part of the 2018 consolidated earnings per share range

(Orange, CT – October 23, 2018) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $125 million, or $0.40 per share, for the third quarter ended September 30, 2018, compared to $99 million, or $0.32 per share, for the same period in 2017. For the first nine months of 2018, consolidated net income was $476 million, or $1.54 per share, compared to $458 million, or $1.48 per share, for the first nine months of 2017.

Excluding the Gas Storage and Trading businesses and certain losses related to its sale, restructuring charges, Tax Act-related adjustments, mark-to-market adjustments, and other adjustments in Renewables, non-U.S. GAAP consolidated adjusted net income was $139 million, or $0.45 per share, for the quarter ended September 30, 2018, compared to $125 million, or $0.40 per share, for the same period in 2017. For the first nine months of 2018, non-U.S. GAAP consolidated adjusted net income was $511 million, or $1.65 per share, compared to $494 million, or $1.60 per share, in 2017.

“AVANGRID had solid results for the quarter mainly driven by increased gross margin at our Renewables business and the implementation of rate plans at our Networks businesses,” commented James P. Torgerson, chief executive officer of AVANGRID. “We experienced some earnings setbacks earlier this year; however, they have not derailed us from executing on our long-term plan to achieve 8-10% earnings CAGR through 2020 and 2022. In the Renewables business, our pipeline is strong and growing and we have been successful in contracting new PPAs. To date, we have secured over 1.8 GW of wind and solar projects, nearly two-thirds of our 2022 target, of which 970 MWs are currently under construction and expect to be operational in 2019. In our Networks business, we continue to invest in our electric and gas distribution infrastructure, modernizing and hardening the grid for the future.”

“The major projects outside of the long-term plan are advancing as well,” noted Torgerson. “Vineyard Wind, our 800 MW offshore wind farm, in joint-venture with Copenhagen Infrastructure Partners, executed 20-year contracts with the MA DPU in August and the FERC accepted NECEC’s transmission service agreements ahead of schedule and we are another step closer to achieving the project’s Certificate of Public Convenience and Necessity in Maine. Both Vineyard Wind and NECEC are on track, and we expect all permits and final approvals in 2019.”

Net income and earnings per share for the third quarter and first nine months of 2018 and 2017 on a U.S. GAAP basis and a non-U.S. GAAP adjusted basis are set forth below:

	GAAP Net Income (Loss) - $M
	Three months ended September 30,			Nine months ended September 30,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$96	$104	$(8)	$375	$372	$3
Renewables	20	15	5	141	115	25
Corporate	10	1	9	(20)	6	(26)
Gas Storage	(1)	(21)	21	(20)	(35)	16

Net Income	$125	$99	$26	$476	$458	$18

Amounts may not add due to rounding

	GAAP Earnings (Loss) Per Share
	Three months ended September 30,			Nine months ended September 30,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$0.31	$0.34	$(0.03)	$1.21	$1.20	$0.01
Renewables	0.06	0.05	0.01	0.45	0.37	0.08
Corporate	0.03	0.00	0.03	(0.06)	0.02	(0.08)
Gas Storage	(0.00)	(0.07)	0.07	(0.06)	(0.11)	0.05

Earnings Per Share	$0.40	$0.32	$0.08	$1.54	$1.48	$0.06

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three months ended September 30,			Nine months ended September 30,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$96	$106	$(9)	$376	$374	$2
Renewables	33	17	15	147	114	33
Corporate	10	1	9	(13)	6	(19)

Adjusted Net Income	$139	$125	$14	$511	$494	$16

Amounts may not add due to rounding

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three months ended September 30,			Nine months ended September 30,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$0.31	$0.34	$(0.03)	$1.22	$1.21	$0.01
Renewables	0.11	0.06	0.05	0.48	0.37	0.11
Corporate	0.03	0.00	0.03	(0.04)	0.02	(0.06)

Adjusted Earnings Per Share	$0.45	$0.40	$0.05	$1.65	$1.60	$0.05

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

The following results for AVANGRID’s business segments are reported in U.S. GAAP.

Avangrid Networks

For the third quarter 2018, Avangrid Networks earned $96 million, or $0.31 per share, compared to $104 million, or $0.34 per share, for the same period in 2017. Earnings in the third quarter 2018 compared to 2017 benefited from the implementation of multi-year rate plans in New York and Connecticut which were more than offset by lower capitalized labor, increased depreciation expense and higher tax adjustments (partially offset in Corporate).

Earnings for the first nine months of 2018 were $375 million, or $1.21 per share, compared to $372 million, or $1.20 per share, for the same period in 2017. Earnings in the first nine months of 2018 compared to 2017 benefited primarily from the implementation of the multi-year rate plans, partially offset by non-deferrable storm-related costs (minor storms and related impacts).

Avangrid Renewables

For the third quarter 2018, Avangrid Renewables earned $20 million, or $0.06 per share, compared to $15 million, or $0.05 per share, for the same period in 2017. Earnings for the first nine months of 2018 were $141 million, or $0.45 per share, compared to $115 million, or $0.37 per share, for the same period in 2017. Earnings for the quarter and year-to-date 2018 compared to 2017 benefited from increased wind generation from existing and new capacity, income from the settlement of a counterparty bankruptcy proceeding, recovery of bad debt and revenues from a disputed contract and the sale of transmission rights. These benefits were partially offset by the impact of transmission-related issues at two new wind farms during the second quarter 2018 and expiring production tax credits and increased intercompany interest expense following project completions (offset in Corporate).

Corporate

For the third quarter 2018, Corporate earned net income of $10 million, or $0.03 per share, compared to $1 million, or $0.00 per share, for the same period in 2017. The improved results for the quarter compared to 2017 were primarily due to increased intercompany interest income and favorable discrete and consolidating tax adjustments partially offset by additional finance expenses associated with new long-term debt issued in November 2017 and the elimination of intercompany interest income from the Gas Storage Businesses in 2018.

For the first nine months of 2018, Corporate incurred a net loss of $20 million, or $0.06 per share, compared to net income of $6 million, or $0.02 per share, in 2017. Earnings for the first nine months of 2018 compared to 2017 reflect additional finance expenses associated with new long-term debt, the elimination of intercompany interest income from the Gas Storage Businesses in 2018 and the consolidating rate adjustment true-up to AVANGRID’s effective tax rate, which was partially offset by intercompany interest income.

Gas Storage

The sales of the Gas Trading and Gas Storage businesses were completed on March 1 and May 1, 2018, respectively. For the third quarter 2018, Gas Storage incurred a net loss of $1 million, or $0.00 per share, compared to a net loss of $21 million, or $0.07 per share, for the same period in 2017. For the first nine months of 2018, Gas Storage incurred a net loss of $20 million, or $0.06 per share, compared to net loss of $35 million, or $0.11 per share, compared to the first nine months of 2017.

Outlook

AVANGRID reaffirms its U.S. GAAP consolidated earnings outlook for 2018 of $2.16-$2.46 per share and its adjusted non-U.S. GAAP consolidated earnings outlook of $2.22-$2.50 per share, though AVANGRID is guiding to the lower part of the range for 2018. While the consolidated U.S. GAAP and non-U.S. GAAP earnings outlooks are unchanged, AVANGRID has revised its earnings outlook for the following business segments:

•	The 2018 earnings outlook for the Networks business has been revised to $1.68-$1.76 per share, compared to the previously reported outlook of $1.78-$1.86 per share.

•	The 2018 earnings outlook for Corporate has been revised to ($0.06)-$0.04 per share, compared to the previously reported outlook of ($0.15)-($0.05) per share.

Details of the earnings components are as follows:

Outlook - Estimated EPS

	U.S. GAAP	U.S. GAAP	Non-U.S. GAAP Adjusted(1)	Non-U.S. GAAP Adjusted(1)
	As of July 24, 2018	As of October 23, 2018	As of July 24, 2018	As of October 23, 2018
Networks	$1.78 - $1.86	$1.68 - $1.76	$1.78 - $1.86	$1.68 - $1.76
Renewables	$0.55 - $0.70	$0.55 - $0.70	$0.55 - $0.70	$0.55 - $0.70
Corporate	($0.15) - ($0.05)	($0.06) - $0.04	($0.15) - ($0.05)	($0.06) - $0.04
Gas Storage	($0.06) - ($0.03)	($0.06) - ($0.03)	N/A	N/A
EPS	$2.16 - $2.46	$2.16 - $2.46	$2.22 - $2.50	$2.22 - $2.50

Amounts may not add due to rounding; Estimates are not expected to be additive.

Assumes approx. 309.5 million shares outstanding

(1)	Adjusted EPS excludes the Gas Storage business.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing third quarter 2018 earnings tomorrow, Wednesday, October 24th beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of Avangrid’s website at www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Ed Crowder 203-499-2537

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $32 billion in assets and operations in 24 U.S. states. AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving 3.2 million customers in New York and New England. Avangrid Renewables owns and operates 7.1 gigawatts of electricity capacity, primarily through wind power, with a presence in 22 states across the United States. AVANGRID employs approximately 6,500 people. AVANGRID supports the U.N.’s Sustainable Development Goals, received a Climate Development Project climate score of “A-,” the top score received in the utilities sector, and has been recognized for two consecutive years by Ethical Boardroom as the North American utility with the “best corporate governance practices.” For more information, visit www.avangrid.com.

Forward Looking Statements

Forward Looking Statements: This news release contains a number of forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “future,” “would,” “could,” “can,” “expect(s,)” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),”“assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)”“can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the reasonable current beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: our future financial performance, anticipated liquidity and capital expenditures; actions or inactions of local, state or federal regulatory agencies; success in retaining or recruiting our officers, key employees or directors; changes in levels or timing of capital expenditures; adverse developments in general market, business, economic, labor, regulatory and political conditions; fluctuations in weather patterns; technological developments; the impact of any cyber-breaches, grid disturbances, acts of war or terrorism or natural disasters; the impact of any change to applicable laws and regulations affecting operations, including those relating to environmental and climate change, taxes, price controls, regulatory approvals and permitting; and other presently unknown or unforeseen factors. Additional risks and uncertainties are set forth under the “Risk Factors” in the AVANGRID, Inc. Annual Report on Form 10-K for the year ended December 31, 2017, and the AVANGRID, Inc. Quarterly Report on Form 10-Q for the six months ended June 30, 2018, which are on file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, AVANGRID considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted net income and EPS. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges as well as allow for an evaluation of AVANGRID with a focus on the performance of its core operations. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We provide adjusted net income and adjusted earnings per share, which are adjusted to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by AVANGRID to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, adjustments for the non-core Gas Storage business including certain losses related to its sale, restructuring charges primarily associated with reorganizing to better align our people resources with business demands and priorities as part of the Forward 2020+ program, income from cash collateral released in excess of outstanding receivables from a bankruptcy proceeding authorization with a Renewables customer regarding two power purchase agreements and impact from measurement of deferred income tax balances as a result of the Tax Act enacted by the U.S. federal government on December 22, 2017. We believe that presenting these non-GAAP financial measures is useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also provide adjusted EPS, which is adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
($M)	2018	2017	2018	2017
Operating Revenues	$1,546	$1,341	$4,813	$4,430

Operating Expenses
Purchased power, natural gas and fuel used	342	250	1,197	957
Loss from assets held for sale	1	—	16	—
Operations and maintenance	574	531	1,634	1,546
Depreciation and amortization	226	205	644	608
Taxes other than income taxes	150	137	444	422

Total Operating Expenses	1,293	1,123	3,935	3,533

Operating Income	253	218	878	897

Other Income and (Expense)
Other expense	(16)	(15)	(57)	(52)
Earnings from equity method investments	1	—	8	3
Interest expense, net of capitalization	(75)	(71)	(219)	(210)

Income Before Income Tax	163	132	610	638

Income tax expense	29	32	128	179

Net Income	134	100	482	459

Less: Net income attributable to noncontrolling interests	9	1	6	1

Net Income Attributable to Avangrid, Inc.	$125	$99	$476	$458

Earnings per Common Share, Basic:	$0.40	$0.32	$1.54	$1.48

Earnings per Common Share, Diluted:	$0.40	$0.32	$1.54	$1.48

Weighted-average Number of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.7	309.8	309.7	309.8

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
($M)	2018	2017
ASSETS
Current assets	$1,963	$2,260
Net property, plant & equipment in service	21,627	21,244
Total property, plant & equipment	23,125	22,669
Regulatory assets	2,635	2,738
Goodwill	3,127	3,127
Other assets	905	877

Total Assets	$31,755	$31,671

LIABILITIES AND EQUITY
Current liabilities	2,911	3,114
Regulatory liabilities	3,285	3,252
Other non-current liabilities	5,008	5,013
Non-current debt	5,096	5,196

Total Liabilities	16,300	16,575

EQUITY
Common stock	3	3
Additional paid-in-capital	13,656	13,653
Treasury stock	(12)	(8)
Retained earnings	1,536	1,475
Accumulated other comprehensive loss	(55)	(46)

Total Stockholders’ Equity	15,128	15,077

Noncontrolling interests	327	19
Total Equity	15,455	15,096

Total Liabilities & Equity	$31,755	$31,671

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Nine months ended
	September 30,
$M	2018	2017
Cash Flow from Operating Activities:
Net income	$482	$459

Net Cash Provided by Operating Activities	1,317	1,322

Cash Flow from Investing Activities:
Capital expenditures	(1,173)	(1,704)
Contributions in aid of construction	36	31
Proceeds from sale of assets	132	9
Cash distribution from equity method investments	4	4
Other investments and equity method investments, net	(32)	(7)

Net Cash Used in Investing Activities	(1,033)	(1,667)

Cash Flow from Financing Activities:
Non-current note issuance	324	294
Repayments of non-current debt	(65)	(65)
(Repayments) receipts of other short-term debt, net	(288)	570
Payments on tax equity financing arrangements	—	(84)
Repayments of capital leases	(13)	(32)
Repurchase of common stock	(4)	(3)
Issuance of common stock	(2)	(1)
Distributions to noncontrolling interests	(60)	—
Contributions from noncontrolling interests	219	5
Dividends paid	(401)	(401)

Net Cash (Used in) Provided by Financing Activities	(290)	283

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(6)	(62)

Cash, Cash Equivalents and Restricted Cash, beginning of period	46	96

Cash, Cash Equivalents and Restricted Cash, end of period	$40	$34

Amounts may not add due to rounding

Reconciliation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$96	$104	$(8)	$375	$372	$3
Renewables	20	15	5	141	115	25
Corporate	10	1	9	(20)	6	(26)
Gas Storage	(1)	(21)	21	(20)	(35)	16

Net Income	$125	$99	$26	$476	$458	$18
Adjustments:
Restructuring charges	1	3	(2)	2	3	(1)
Mark-to-market adjustments - Renewables	10	4	6	9	(2)	11
Loss from held for sale measurement	1	—	1	16	—	16
Income from release of collateral - Renewables	7	—	7	—	—	—
Impact of the Tax Act	(0)	—	(0)	7	—	7
Income tax impact of adjustments*	(5)	(3)	(3)	11	(0)	12
Gas Storage, net of tax	0	21	(21)	(10)	35	(46)

Adjusted Net Income	$139	$125	$14	$511	$494	$16

Amounts may not add due to rounding

*	2018: Income tax impact of adjustments: $(2.3)M from mark-to-market (MtM) adjustment - Renewables, $(0.6)M from restructuring charges - Networks, $14.4M from loss from held for sale measurement - Gas.
*	2017: Income tax impact of adjustments: $0.6M from MtM adjustment-Renewables and $(1)M from restructuring charges - Networks

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three months ended September 30,			Nine months ended September 30,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$96	$106	$(9)	$376	$374	$2
Renewables	33	17	15	147	114	33
Corporate	10	1	9	(13)	6	(19)

Adjusted Net Income	$139	$125	$14	$511	$494	$16

Amounts may not add due to rounding

Avangrid, Inc.

Reconciliation of Adjusted Non-GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2018	2017	‘18 vs ‘17	2018	2017	‘18 vs ‘17
Networks	$0.31	$0.34	$(0.03)	$1.21	$1.20	$0.01
Renewables	0.06	0.05	0.01	0.45	0.37	0.08
Corporate	0.03	0.00	0.03	(0.06)	0.02	(0.08)
Gas Storage	(0.00)	(0.07)	0.07	(0.06)	(0.11)	0.05

Earnings Per Share	$0.40	$0.32	$0.08	$1.54	$1.48	$0.06
Adjustments:
Restructuring charges	0.00	0.01	(0.00)	0.01	0.01	(0.00)
Mark-to-market adjustments - Renewables	0.03	0.01	0.02	0.03	(0.01)	0.03
Loss from held for sale measurement	0.00	—	0.00	0.05	—	0.05
Income from release of collateral - Renewables	0.02	—	0.02	—	—	—
Impact of the Tax Act	(0.00)	—	(0.00)	0.02	—	0.02
Income tax impact of adjustments*	(0.02)	(0.01)	(0.01)	0.04	(0.00)	0.04
Gas Storage, net of tax	0.00	0.07	(0.07)	(0.03)	0.11	(0.15)

Adjusted Earnings Per Share	$0.45	$0.40	$0.05	1.65	$1.60	$0.05

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding

*	2018: EPS Income tax impact of adjustments: $(0.01) from mark-tomarket (MtM) adjustment - Renewables, $(0.00) from restructuring charges - Networks, $0.05 from loss from held for sale measurement.
*	2017: EPS Income tax impact of adjustments: $0.01 from MtM adjustment - Renewables and $(0.01) from restructuring charges - Networks.

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three months ended September 30,			Nine months ended September 30,
	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17	Adjusted 2018	Adjusted 2017	Adjusted ‘18 vs ‘17
Networks	$0.31	$0.34	$(0.03)	$1.22	$1.21	$0.01
Renewables	0.11	0.06	0.05	0.48	0.37	0.11
Corporate	0.03	0.00	0.03	(0.04)	0.02	(0.06)

Adjusted Earnings Per Share	$0.45	$0.40	$0.05	$1.65	$1.60	$0.05

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5

Amounts may not add due to rounding